UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2009

GenCorp Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-01520	34-0244000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Highway 50 and Aerojet Road, Rancho Cordova, California		95742
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (916) 355-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2009, the Board of Directors of GenCorp Inc. (the “Company”) unanimously approved the appointment of Acting Chief Financial Officer, Kathleen E. Redd, to Chief Financial Officer of the Company.  Ms. Redd, age 47, will also maintain her position as Vice President at the Company.

Since September 26, 2008, Ms. Redd has served as the Company’s Vice President, Controller and Acting Chief Financial Officer.   Prior to that, Ms. Redd served as the Company’s Vice President, Finance from August 2006 to September 2008 and as the Company’s Assistant Corporate Controller from August 2002 to August 2006.  Prior to joining the Company, Ms. Redd was Vice President of Finance for Grass Valley Group in Nevada City, California from April 2001 to July 2002 and Vice President of Finance and Controller for Jomed Inc. in Rancho Cordova, California from April 1996 to April 2001.

Ms. Redd will be paid an annual base salary of $300,000 and will be eligible for the same benefits currently received.   There are no other understandings or arrangements between Ms. Redd and any other person pursuant to which Ms. Redd was selected or appointed as the Chief Financial Officer of the Company.

Ms. Redd does not have any family relationship with any director, executive officer or person nominated or chosen by the Board of Directors to become an executive officer. Other than her employment with the Company, Ms. Redd did not have any material interest, direct or indirect, in any material transaction to which the Company was a party since the beginning of the Company’s last fiscal year, or which is presently proposed.

A copy of the press release announcing Ms. Redd’s appointment is attached as Exhibit 99.1 to this report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated January 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 23, 2009	GENCORP INC.

	By:	/s/ J. Scott Neish
		Name:	J. Scott Neish
		Title:	Interim President and Interim Chief Executive Officer (Principal Executive Officer)

Exhibit Index

Exhibits
99.1	Press release dated January 23, 2009